Exhibit 23(j)(ii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated January 14, 2002 with respect to the Federated International High Income Fund, in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series dated November 30, 2001.




                                                ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2002